EXHIBIT 10.1

CONSULTING AGREEMENT

This agreement (the “Agreement”) is made effective as of March 8, 2019 (the “Effective Date”), by and between Merion Inc., a Nevada company with its principal place of business at 100 N. Barranca St. #1000, West Covina, California 91791 (“Merion” or the “Company”), and Global Merchants Union, a California company with its principal place of business at 3555 S, El Camino Real, San Mateo, California 94403 (“GMU”).

WHEREAS, GMU is willing to provide Services (as defined below) to Merion and Merion desires to receive such Services provided by GMU under the terms and subject to the conditions described herein.

NOW THEREFORE, in consideration of the premises and the covenants and agreements of the parties hereto as hereinafter set forth, and for other good and reliable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties hereto covenant and agree as follows:

1. DESCRIPTION OF SERVICES. Beginning on March 11, 2019, GMU will provide: (i) Business consultation services; (ii) referrals and assistance to Merion with interviewing candidates for the position of Chief Financial Officer of the Company; and (iii) business and internal financial operation and planning consultation services to Merion (collectively, the “Services”).

2. PERFORMANCE OF SERVICES. The manner in which the Services are to be performed and the specific hours to be worked by GMU shall be within GMU’s control, GMU will provide as many hours of the Services as may be reasonably necessary to fulfill GMU's obligations under this Agreement.

3. PAYMENT. Merion Inc, will pay a monthly fee to GMU for the Services for $7,500.00 per month, and an one time stock payment of 1,000,000.00 shares of common stock of the Company (the “Share Payment”). The monthly payment of $7,500 shall be payable in two equal monthly installments, no later than the fifth and fifteenth day of each month. One million stock will be issued by Merion Inc, within 30 days after this agreement signed.

1

4. EXPENSE REIMBURSEMENT. GMU shall be entitled to reimbursement from Merion for all documented "out-of-pocket" expenses incurred by GMU in connection with performing Services; provided that GMU shall receive prior written approval from Merion for any expenses over $500, individually or in the aggregate.

5. TERM. The term of this Agreement shall commence on the Effective Date for a one year term, unless earlier terminated as hereinafter provided or unless the parties have agreed to renew this Agreement (the “Term”). Each party can terminate this Agreement prior to the expiration of the Term by providing 10 days’ prior written notice.

— Experience of GMU. GMU, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. GMU is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

— Access to Information. GMU acknowledges that it has had the opportunity to review the Securities and Exchange Commission filings of the Company and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

— GMU Status. At the time of each Share Payment, and as of the date hereof, all of the equity owners of GMU are “accredited investors” as defined in Rule 501(a) under the Securities Act.

— No General Solicitation. GMU is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

1. Understandings or Arrangements. GMU is acquiring the Shares for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Shares (this representation and warranty not limiting the GMU’s right to sell the Shares in compliance with applicable federal and state securities laws). GMU is acquiring the Shares as principal, not as nominee or agent, and not with a view to or for distributing or reselling the Shares or any part thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law.

2

1. No Registration. GMU understands that the Shares have not been, and will not be, registered under the Securities Act or applicable securities laws of any state or country and therefore the Shares cannot be sold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration requirements are available. The Company shall be under no obligation to register the Shares under the Securities Act and applicable state securities laws, and any such registration shall be in the Company’s sole discretion.

1. Legends. The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. GMU agrees to the imprinting, so long as is required by this Section, of a legend on all of the certificates evidencing the Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

3

1. RELATIONSHIP OF THE PARTIES

7.1 GMU shall only use the formal materials supplied by the Company or publicly disclosed information on SEC website during its Services and GMU shall not make any promises or sign any agreement on behalf of the Company.

7.2 GMU agrees that it will not trade any securities of the Company when it possesses any material non-public information of the Company and GMU will keep confidential such information until it is publicly disclosed.

7.3 Notwithstanding the generality of the foregoing, GMU will ensure that any trading which GMU does in the Company’s securities is done in compliance with all applicable securities laws and the Company’s Insider Trading Policy. GMU agrees that it will not compete with the Company by endeavoring to directly or indirectly acquire any business or property interests based upon information learned from the Company, or solicit or hire any employee of the Company. GMU agrees to provide to the Company all materials delivered to GMU in connection with this Agreement and all materials prepared by GMU for the Company in connection with this Agreement, upon termination hereof. All Work Product, works of authorship, designs, inventions, improvements, technology, developments, discoveries, and trade secrets conceived, made, or discovered by GMU during the term of this Agreement, solely or in collaboration with others, that relate in any manner to the business of the Company (collectively, “Inventions”) will be the sole property of the Company. To the extent that ownership of the Inventions does not by operation of law vest in the Company, GMU will assign (or cause to be assigned) and does hereby assign fully to the Company all right, title, and interest in and to the Inventions, including all related intellectual property rights. “Work Product” shall mean all documentation, reports, software, creative works, know-how, and information created, in whole or in part, by GMU during the term of this Agreement in any manner relative to Services, whether or not copyrightable or otherwise subject to protection.

7.4 The Company and GMU each acknowledge and agree that the only relationship of GMU to the Company created by this Agreement shall for all purposes be that of an independent contractor, and all persons employed or engaged by GMU in connection herewith shall for all purposes be considered to be employed or engaged, as applicable, by GMU and not by the Company.

8. SUPPORT SERVICES. Merion will provide the following support to GMU in connection to the Service:

- One independent office space.

- Staff and secretarial assistance in connection with the Services

- Office supplies in connection with the Services

4

9. EMPLOYEES. GMU's employees, if any, who perform Services for Merion under this Agreement shall also be bound by the provisions of this Agreement.

1 INDEMNIFICATION. The Company shall indemnify and save harmless GMU for any demonstrated losses, damages, costs or other amounts, suffered or incurred by GMU including without limitation reasonable legal fees, arising out of third party claims relating to the presence or activities of the Consultant in performing the Services to the extent that such losses, damages, costs or other amounts are caused by the negligence, willful misconduct or fraud on the part of the Company. GMU hereby agrees to indemnify, defend and hold harmless (and, in the case of third party claims, defend) the Company, and its affiliates and their respective officers, directors, managers, members, shareholders, employees, agents and other representatives against all liability, obligations, claims, losses and expense arising directly or indirectly from or in connection with: (a) any negligent, reckless, fraudulent or intentionally wrongful act of GMU or GMU’s assistants, employees, or agents, (b) any breach by GMU or GMU’s assistants, employees, or agents of any of the covenants, warranties, or representations contained in this Agreement, (c) any failure of GMU to perform Services in accordance with all applicable laws, rules and regulations, or

(d) any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the work product of GMU under this Agreement.

1 NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when (i) delivered in person, (ii) delivered by electronic mail, or

(iii) three (3) days after deposited in the United States mail, postage prepaid, addressed as follows:

IF for Merion Inc.:

Merion Inc.

Dinghua Wang President

100 N. Barranca St #1000,

West Covina, California 91791

Email: dhwang1963@gmail.com

5

IF for GMU:

GMU

Loui Gu

CEO

3555 S. El Camino Real

San Mateo, California 94403

Email: loui@globalmerchantsunion.com

Such address may be changed from time to time by either party by providing written notice to the other in the manner set forth above.

1 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

1 AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

1 SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

1 APPLICABLE LAW. This Agreement shall be governed by the laws of the State of California. This Company and Liu agree that any dispute or claim, whether based on contract, tort, discrimination, retaliation, or otherwise, relating to, arising from, or connected in any manner with this Agreement and the Services shall be resolved exclusively through final and binding arbitration under the then effective rules of the American Arbitration Association. The arbitration shall be held in Los Angeles County in the State of California. There shall be three arbitrators: one arbitrator shall be chosen by each party and those two arbitrators shall choose the third arbitrator. Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents reasonably requested by the other party in connection with the arbitration proceedings. Arbitration shall be the sole, binding, exclusive and final remedy for resolving any dispute between the parties. The arbitrators shall have jurisdiction to determine any claim, including the arbitrability of any claim, submitted to them.

6

16. INTERRUPTION OF SERVICE. Either party shall be excused from any delay or failure in performance required hereunder if caused by reason of any occurrence or contingency beyond its reasonable control, including, but not limited to, acts of God, acts of war, fire, insurrection, laws proclamations, ordinances or regulations, strikes, lock-outs or other serious labor disputes, riots, earthquakes, floods, explosions or other acts of nature. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the time period equal to the period of such excusable interruption. When such events have abated, the parties' respective obligations hereunder shall resume. In addition to the parties’ rights under Section 5 herein, in the event the interruption of the excused party's obligations continues for a period in excess of thirty (30) days, either party shall have the right to terminate this Agreement upon ten (10) days' prior written notice to the other party.

17. Confidentiality. GMU will keep confidential all material non-public information and all other information it has obtained or shall obtain from the Company, which the Company has designated as "confidential" or which is by its nature should be reasonably understood to be confidential, relating to the Company’s business, operations, properties, assets, services, condition (financial or otherwise), liabilities, employee relations, customers (including customer usage statistics), suppliers, prospects, technology, or trade secrets (“Confidential Information”), and GMU will not disclose Confidential Information to any third party except as expressly permitted by the Company by written consent, provided, however, that the provisions of this Section 8 shall not apply to any information which:

2. Is or becomes available to the public other than as a result of disclosure by GMU in violation of this Agreement, or

3. Was independently developed by GMU or on her behalf without reference to any Confidential Information of the Company, or

4. Was disclosed to GMU by a person who was not under a legal or contractual obligation of confidentiality to the Company.

18. SIGNATORIES. This Agreement shall be signed on behalf of Merion by Ding Hua Wang, President and on behalf of GMU by Loui Gu, CEO and effective as of the date first above written.

[signature page follows}

7

Party receiving services: Merion Inc.

By:	/s/ Ding Hua Wang
Ding Hua Wang President

Party providing services: Global Merchants Union

By:	/s/ Loui Gu
Loui Gu Chief Executive Officer

8